Exhibit 10.19

AMENDMENT NO. 1 TO MASTER REPURCHASE AND SECURITIES CONTRACT

AMENDMENT NO. 1 TO MASTER REPURCHASE AND SECURITIES CONTRACT, dated as of April    , 2012 (this “Amendment”), between and among ACRC LENDER W LLC, a Delaware limited liability company (“Seller”), ACRC HOLDINGS LLC, a Delaware limited liability company (“Original Guarantor”), ARES COMMERCIAL REAL ESTATE CORPORATION, a Maryland corporation having its principal place of business at Two North LaSalle Street, Suite 925, Chicago, Illinois 60602 (“New Guarantor”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (“Buyer”).  Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Repurchase Agreement (as defined below).

RECITALS

WHEREAS, Seller and Buyer are parties to that certain Master Repurchase and Securities Contract, dated as of December 14, 2011 (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Repurchase Agreement”);

WHEREAS, in connection with the Repurchase Agreement, Original Guarantor executed and delivered to Buyer a Guarantee Agreement, dated as of December 14, 2011 (the “Original Guarantee”);

WHEREAS, Seller, Buyer, Original Guarantor and New Guarantor have agreed, to further amend certain provisions of the Repurchase Agreement in the manner set forth herein; and

WHEREAS, Buyer, Original Guarantor and New Guarantor have agreed to terminate the Original Guarantee and replace it with a new Guarantee Agreement from New Guarantor (the “New Guarantee”) in the manner set forth below.

Therefore, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller, New Guarantor, Original Guarantor and Buyer each hereby agree as follows:

SECTION 1.          Amendments to Repurchase Agreement.

(a)                              The defined terms “Liquidity”, “Substitute Guarantor” and “Substitute Guarantor Event” are hereby deleted from Article 2 of the Repurchase Agreement.

(b)                              The defined terms “Change of Control”, “Guarantor”, “Maximum Amount” and “Specified Affiliate”, as set forth in Article 2 of the Repurchase Agreement, are hereby amended and restated in their entirety to read as follows:

“Change of Control”:  The occurrence of any of the following events:  (a) any “person” or “group” (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) shall become, or obtain rights (whether by means of warrants, options or otherwise) to become, the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of a percentage of the total voting power of all classes of Capital Stock of Guarantor entitled to vote generally in the election of directors, of thirty-five percent (35%) or more; (b) Guarantor shall cease to own and control, of record and beneficially, directly or indirectly one-hundred percent (100%) of the outstanding Capital Stock of Seller, or (c) Manager shall cease to be one-hundred percent (100%) owned and controlled, of record and beneficially, by Ares Management LLC or one or more of its Affiliates.

“Guarantor”:  Ares Commercial Real Estate Corporation, a Maryland corporation.

“Maximum Amount”:  The lesser of (A) the sum of (a) $30,000,000, and (b) the aggregate amount of all equity capital received by New Guarantor in connection with its initial public offering of REIT stock or within thirty (30) calendar days from the launch date of such initial public offering, and (B) $200,000,000, which Maximum Amount shall not be reduced upon the repurchase of any Purchased Assets; provided, that on and after the Facility Termination Date, the Maximum Amount on any date shall be the aggregate Purchase Price outstanding for all Transactions as of such date, as such amount declines over the term hereof as Purchased Assets are repurchased and Margin Deficits are satisfied.

“Specified Affiliate”:  Interim Servicer, ACRC Lender C LLC, ACRC Holdings LLC and Pledgor; provided, however, that if Seller or its Affiliates dissolve or liquidate ACRC Holdings LLC at any time, then ACRC Holdings LLC shall thereupon cease to be a Specified Affiliate.

(c)                               Section 6.02(a) of the Repurchase Agreement is hereby amended and restated in its entirety to read as follows:

Buyer has received the following documents:  (i) a Transaction Request, (ii) an Underwriting Package, (iii) a Confirmation, (iv) a trust receipt and other items required to be delivered under the Custodial Agreement, (v) with respect to any Wet Mortgage Asset, a Bailee Agreement, (vi) all other documents, certificates, information, financial statements, reports, approvals and opinions of counsel as Buyer may require and (vii) evidence that Seller is in good standing in the jurisdiction where the Underlying Mortgaged Property is located, to the extent that Seller is then-currently required to do so under an applicable Requirement of Law (provided, however, that with respect to any Wet Mortgage Asset, delivery of the foregoing items in accordance with the provisions of Section 3.01(g) and

(h) shall be deemed to satisfy the conditions of Section 6.02(a) (unless otherwise determined in the discretion of Buyer));

(d)                              The last sentence of Section 7.01 of the Repurchase Agreement is hereby amended and restated in its entirety to read as follows:

On April     , 2012, Guarantor has no Subsidiaries other than Seller, ACRC Lender C LLC, ACRC Holdings LLC, ACRC Lender I LLC, ACRC Lender II LLC, ACRC Lender III LLC and ACRC Lender LLC.

(e)                              Section 7.17 of the Repurchase Agreement is hereby amended and restated in its entirety to read as follows:

Seller is either a domestic partnership or a disregarded entity of a domestic corporation, in each case for U.S. federal income tax purposes.

(f)                                 Section 8.04 of the Repurchase Agreement is hereby amended and restated in its entirety to read as follows:

Seller shall not declare or make any payment on account of, or set apart assets for, a sinking or similar fund for the purchase, redemption, defeasance, retirement or other acquisition of any Equity Interest of Seller, Guarantor or any Affiliate of Seller or Guarantor, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Seller, Guarantor or any Affiliate of Seller or Guarantor except that, at all times (a) prior to a Default or Event of Default, Seller may declare and pay cash dividends or distributions to Pledgor or Guarantor, and (b) Guarantor may declare and pay cash dividends or distributions to its equityholders so long as Guarantor is then-currently in compliance with all of the covenants, terms and conditions set forth in the Guarantee Agreement; provided that Guarantor can declare and pay such dividend whether or not a Default or an Event of Default has occurred, but in no event shall the aggregate amount of cash permitted to be distributed in each calendar quarter by Guarantor to its shareholders in respect of their stock in Guarantor exceed the minimum amount necessary for Guarantor to continue to qualify as a REIT and avoid the payment of income and excise Taxes.  For the avoidance of doubt, nothing in this Agreement or any of the other Repurchase Documents shall preclude Guarantor from declaring consent dividends in accordance with Section 565 of the Code.

(g)                              Section 8.07(b) of the Repurchase Agreement is hereby amended and restated in its entirety to read as follows:

(b)                              within one-hundred and twenty (120) days after the end of each fiscal year of Guarantor, (i) the consolidated balance sheets of Guarantor and its Subsidiaries as at the end of such fiscal year, (ii) the related consolidated statements of income, retained earnings and cash flows for such year, audited by a firm of accountants that is then approved by the Public Company Accounting Oversight Board, setting forth in each case in comparative form the figures for the previous year, (iii) an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall not be qualified as to scope of audit or going concern and shall state that said financial statements fairly present the financial condition and results of operations of Guarantor and its Subsidiaries as at the end of and for such fiscal year in accordance with GAAP, and (iv) a Compliance Certificate;

(h)                              Section 8.08 of the Repurchase Agreement is hereby amended and restated in its entirety to read as follows:

Seller shall promptly notify Buyer of the occurrence of any of the following of which Seller has Knowledge, together with a certificate of a Responsible Officer of Seller setting forth details of such occurrence and any action Seller has taken or proposes to take with respect thereto:

(a)       a Representation Breach;

(b)       any of the following:  (i) with respect to any Purchased Asset or related Underlying Mortgaged Property: material change in Market Value, material loss or damage, material licensing or permit issues, material violation of Requirements of Law, discharge of or damage from Materials of Environmental Concern, any other actual or expected event or change in circumstances that could reasonably be expected to result in a default or material decline in value or cash flow or if any Purchased Asset becomes a Defaulted Asset, and (ii) with respect to Seller: violation of Requirements of Law, material decline in the value of Seller’s assets or properties, an Internal Control Event or other event or circumstance that could reasonably be expected to have a Material Adverse Effect;

(c)       the existence of any Default, Event of Default or material default under or related to a Purchased Asset, Mortgage Loan Document, Indebtedness, Guarantee Obligation or Contractual Obligation of Seller;

(d)       the resignation or termination of Interim Servicer under the Servicing Agreement;

(e)       the establishment of a rating by any Rating Agency applicable to Seller, Guarantor or any Specified Affiliate and any downgrade in or withdrawal of such rating once established;

(f)       the commencement of, settlement of or material judgment in any litigation, action, suit, arbitration, investigation or other legal or arbitrable proceedings before any Governmental Authority that (i) affects Seller, Guarantor or any Specified Affiliate, Purchased Asset, Pledged Collateral or Underlying Mortgaged Property, (ii) questions or challenges the validity or enforceability of any Repurchase Document, Transaction, Purchased Asset or Mortgage Loan Document, or (iii) individually or in the aggregate, if adversely determined, could reasonably be likely to have a Material Adverse Effect;

(g)       any change in Seller’s status as either a domestic partnership or a disregarded entity of a domestic corporation, in each case for U.S. federal income tax purposes; or

(h)       any change in Guarantor’s status as a REIT.

(i)                                  Section 8.12 of the Repurchase Agreement is hereby amended and restated in its entirety to read as follows:

(a)       Seller will be a disregarded entity of either a domestic partnership or a domestic corporation, in each case for U.S. federal income tax purposes.

(b)       Guarantor will continue to qualify as a REIT.

(j)                                  The last sentence of Section 9.02 of the Repurchase Agreement is hereby amended and restated in its entirety to read as follows:

Seller shall have no direct parent other than Pledgor.

(k)                             Section 10.01(g) of the Repurchase Agreement is hereby amended and restated in its entirety to read as follows:

a Change of Control occurs with respect to Seller, Guarantor or any Specified Affiliate other than Pledgor;

(l)                                  Section 18.10 of the Repurchase Agreement is hereby amended and restated in its entirety to read as follows:

All information regarding the terms set forth in any of the Repurchase Documents or the Transactions shall be kept confidential and shall not be disclosed by either Party to any Person except (a) to the Affiliates of such Party or its or their respective directors, officers, employees, agents, advisors and other representatives who are informed of the confidential nature of such information and instructed to keep it confidential, (b) to the extent requested by any regulatory authority or required by Requirements of Law, (c) to the extent required to be included in the financial statements of either Party or an Affiliate thereof, (d) to the extent required to exercise any rights or remedies under the Repurchase Documents, Purchased Assets or Underlying Mortgaged Properties, (e) to the extent required to consummate and administer a Transaction, (f) to any actual or prospective Participant, Eligible Assignee or Hedge Counterparty which agrees to comply with this Section 18.10, and (g) in connection with a public market transaction of Guarantor, but only to the extent such disclosure is legally required pursuant to an applicable Requirement of Law; provided, that no such disclosure made with respect to any Repurchase Document shall include a copy of such Repurchase Document to the extent that a summary would suffice, but if it is necessary for a copy of any Repurchase Document to be disclosed, all pricing and other economic terms set forth therein shall be redacted before disclosure.

(m)                          Exhibit E to the Repurchase Agreement is hereby amended and restated in its entirety and replaced with Exhibit E to this Amendment.

SECTION 2.          Conditions Precedent.  This Amendment and its provisions shall become effective on the first date on which this Amendment is executed and delivered by a duly authorized officer of each of each Seller, Buyer, Original Guarantor and New Guarantor (the “Amendment Effective Date”), so long as (i) New Guarantor has consummated its initial public offering as a REIT and, in connection therewith has raised at least $125,000,000 of equity capital in connection with its initial public offering or within thirty (30) calendar days from the launch date of such initial public offering, (ii) New Guarantor has executed and delivered the New Guarantee to Buyer, together with all such related documents, instruments and/or opinions as shall be required by Buyer and its counsel, as determined in their discretion, and (iii) Seller and New Guarantor have paid a structuring fee to Buyer in an amount equal to $__________.

SECTION 3.          Termination of Existing Guarantee.  The parties agree that, effective upon the execution and delivery of the New Guarantee by New Guarantor, the Existing Guarantee is hereby terminated, and Original Guarantor shall no longer have any liability to Buyer thereunder.

SECTION 4.          Representations, Warranties and Covenants.  Each of Seller and New Guarantor hereby represents and warrants to Buyer, as of the date hereof and as of the Amendment Effective Date, that (i) each is in compliance in all material respects with all of the terms and provisions set forth in each Repurchase Document to which it is a party on its part to be observed or performed, and (ii) no Default or Event of Default has occurred or is continuing.  Seller hereby confirms and reaffirms its representations, warranties and covenants contained in the Repurchase Agreement.

SECTION 5.          Acknowledgement.  Seller, Original Guarantor and New Guarantor hereby acknowledge that Buyer is in compliance with its undertakings and obligations under the Repurchase Agreement and the other Repurchase Documents.

SECTION 6.          Limited Effect.  Except as expressly amended and modified by this Amendment, the Repurchase Agreement, the New Guarantee, and each of the other Repurchase Documents shall continue to be, and shall remain, in full force and effect in accordance with their respective terms; provided, however, that upon the Amendment Effective Date, each (w) reference therein and herein to the “Repurchase Documents” shall be deemed to include, in any event, this Amendment, (x) each reference to the “Repurchase Agreement” in any of the Repurchase Documents shall be deemed to be a reference to the Repurchase Agreement as amended hereby, (y) each reference to the “Guarantee” in any of the Repurchase Documents shall be deemed to be a reference to the New Guarantee, and (z) each reference in the Repurchase Agreement to “this Agreement”, this “Repurchase Agreement”, “hereof”, “herein” or words of similar effect in referring to the Repurchase Agreement shall be deemed to be references to the Repurchase Agreement as amended by this Amendment.

SECTION 7.          Counterparts.  This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page to this Amendment in Portable Document Format (PDF) or by facsimile transmission shall be effective as delivery of a manually executed original counterpart thereof.

SECTION 8.          Expenses.  Seller and New Guarantor agree to pay and reimburse Buyer for all out-of-pocket costs and expenses incurred by Buyer in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees and disbursements of Cadwalader, Wickersham & Taft LLP, counsel to Buyer.

SECTION 9.          GOVERNING LAW.

THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO OR IN CONNECTION WITH THIS AGREEMENT, THE RELATIONSHIP OF THE PARTIES, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES WILL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICTS OF LAW PRINCIPLES OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

[SIGNATURES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

SELLER

ACRC LENDER W LLC, a Delaware limited liability company

By:
Name:
Title:

BUYER

WELLS FARGO BANK, N.A., a national banking association

By:
Name:
Title:

NEW GUARANTOR

ARES COMMERCIAL REAL ESTATE CORPORATION, a Maryland corporation

By:
Name:
Title:

ORIGINAL GUARANTOR

ACRC HOLDINGS LLC, a Delaware limited liability company

By:
Name:
Title:

EXHIBIT E

FORM OF COMPLIANCE CERTIFICATE

[    ] [  ], 20[  ]

Wells Fargo Bank, National Association
One Wells Fargo Center
301 South College Street
MAC D1053-160, 12th Floor
Charlotte, NC  28202

Attention:  Karen Whittlesey

Re:                            Master Repurchase and Securities Contract, dated as of December 14, 2011, (the “Agreement”), between ACRC Lender W LLC (“Seller”), and Wells Fargo Bank, National Association (“Buyer”)

This Compliance Certificate is furnished pursuant to the above Agreement.  Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the respective meanings ascribed thereto in the Agreement.

THE UNDERSIGNED HEREBY CERTIFIES THAT:

1.         I am a duly elected Responsible Officer of Guarantor.

2.         All of the financial statements, calculations and other information set forth in this Compliance Certificate, including in any exhibit or other attachment hereto, are true, complete and correct as of the date hereof.

3.         I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and financial condition of Guarantor during the accounting period covered by the financial statements attached hereto (or most recently delivered to Buyer if none are attached).

4.         The examinations described in the preceding paragraph did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes an Event of Default or Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Compliance Certificate (including after giving effect to any pending Transactions requested to be entered into), except as set forth below.

5.         Attached as Exhibit 1 hereto are the financial statements required to be delivered pursuant to Section 8.07 of the Agreement (or, if none are required to be delivered as of the date of this Compliance Certificate, the financial statements most recently delivered pursuant to Section 8.07 of the Agreement), which financial statements, to the best of my knowledge after due inquiry, fairly and accurately present in all material respects, the consolidated financial condition and operations of Guarantor and the consolidated results of its operations as of the date or with respect to the period therein specified, determined in accordance with GAAP.

6.         Attached as Exhibit 2 hereto are the calculations demonstrating compliance with the financial covenants set forth in Section 8.05 of the Agreement and in Section 9 of the Guarantee Agreement, each for the immediately preceding fiscal quarter.  Notwithstanding the foregoing, to the extent that Exhibit 2 is not attached hereto, the certification set forth in the preceding sentence shall incorporate by reference the calculations set forth on Exhibit 2 to the most recently dated Compliance Certificate that included a certified copy of the required calculations.

7.         To the best of my knowledge, Seller has, during the period since the delivery of the immediately preceding Compliance Certificate, observed or performed all of its covenants and other agreements in all material respects, and satisfied in all material respects every condition, contained in the Agreement and the other Repurchase Documents to be observed, performed or satisfied by it, and I have no knowledge of the occurrence during such period, or present existence, of any condition or event which constitutes an Event of Default or Default (including after giving effect to any pending Transactions requested to be entered into), except as set forth below.

Described below are the exceptions, if any, to the above paragraph, setting forth in detail the nature of the condition or event, the period during which it has existed and the action which the Guarantor or Seller has taken, is taking, or proposes to take with respect to such condition or event:

The foregoing certifications, together with the financial statements, updates, reports, materials, calculations and other information set forth in any exhibit or other attachment hereto,  or otherwise covered by this Compliance Certificate, are made and delivered as of ___________________, 20__.

Name:
Title:

Exhibit 1: Financial Statements

Exhibit 2: Financial Covenant Compliance Calculations